UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2019

TURNING POINT THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38871	46-3826166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10628 Science Center Drive, Suite 225, San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 926-5251

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TPTX	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On June 19, 2019, Turning Point Therapeutics, Inc. (the “Company”) entered into a lease agreement (the “New Lease”) with ARE-SD Region No. 44, LLC (“Landlord”) for the lease of approximately 33,864 square feet of office and laboratory space located at 10628 Science Center Drive, San Diego, California 92121 (the “Premises”) for the Company’s principal executive offices, a laboratory for research and development and related uses.  The commencement date of the New Lease is expected to be July 1, 2019 (“the Commencement Date”) and the New Lease will expire June 30, 2023, unless terminated earlier (the “Term”).  The minimum rent payable by the Company under the New Lease will be approximately $0.1 million per month for the first year of the New Lease, which amount will increase by 3% per year over the Term.  The Company will also be responsible for the payment of additional rent to cover the Company’s share of the annual operating and tax expenses and utilities costs for the building.  The Company currently leases approximately 18,029 square feet of office and laboratory space located at 10628 Science Center Drive San Diego, California 92121 pursuant to a lease with the Landlord dated January 19, 2016, as amended (the “Original Lease”), which expires pursuant to the terms described below.

On June 19, 2019, the Company also entered into a third amendment to the Original Lease to, among other things, accelerate the expiration date of the Original Sublease to the Commencement Date of the New Lease (the “Third Amendment”). Prior to the execution of the Third Amendment, the Original Lease had been scheduled to expire on December 31, 2021.

Copies of the New Lease and the Third Amendment are filed as Exhibits 10.1 and 10.2 to this report and the foregoing description is only a summary of the material terms of the New Lease and the Third Amendment, and does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth in Item 1.01 above regarding the Third Amendment is incorporated by reference into this Item 1.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Lease dated June 19, 2019 by and between Turning Point Therapeutics, Inc., and ARE-SD Region No. 44, LLC.

10.2	Third Amendment to Lease, dated June 19, 2019 by and between Turning Point Therapeutics, Inc., and ARE-SD Region No. 44, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TURNING POINT THERAPEUTICS, INC.

Date: June 21, 2019	By:	/s/ Annette North
Annette North
Executive Vice President and General Counsel